SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 1996
                                                 ------------


                       PARTICIPATING DEVELOPMENT FUND 86
                       A Real Estate Limited Partnership
                     -------------------------------------
             (Exact name of registrant as specified in its charter)



Connecticut                           33-2294                   06-1153833
- ------------                         ---------                 ------------
(State or other jurisdiction       (Commission                (IRS Employer
  of incorporation)                 File Number)         Identification No.)



3 World Financial Center, 29th Floor New York, NY
ATTN: Andre Anderson                                                  10285
- -------------------------------------------------                    -------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code (212) 526-3237
                                                  ----------------



Item 2. Disposition of Assets:
- ------------------------------

On May 23, 1996 Participating Development Fund 86, A Real Estate Limited Partnership (the "Partnership") closed on the sale of Pebblebrook Apartments (the "Property"). The Property sold for $10,269,000 to an institutional
buyer (the "Buyer"),  which  is unaffiliated  with  the  Partnership.   The
selling  price   was determined  by arm's length negotiations between the
Partnership and the Buyer. The transaction resulted in a gain on sale for the Property of approximately $2,400,000 which will be reflected in the Partnership's statement of operations for the period ending June 30, 1996. The General Partner intends to distribute most if not all of the net sale proceeds in the third quarter of 1996.


Item 7. Financial Statements and Exhibits:
- ------------------------------------------

          (a)  Financial statement of businesses acquired.

               Not applicable

          (b)  Pro forma financial information.

               The Partnership is currently unable to provide complete proforma financial information required as a result of the above transaction. This financial information will be included in an amendment to this Form 8-K which will be filed as soon as practicable, but no later than 60 days after the due date hereof.



                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


              PARTICIPATING DEVELOPMENT FUND 86
              ---------------------------------
              Registrant


         By:  PDF86 Real Estate Services Inc.
              General Partner


              By:  /s/  Kenneth L. Zakin          Date: June 6, 1996
              --------------------------          ------------------

              Name:   Kenneth L. Zakin
              Title:  Director and President